Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-135254 and No. 333-129067) on Form S-8 of Ottawa Savings Bancorp, Inc. of our report dated March 29, 2010, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Ottawa Savings Bancorp, Inc. for the year ended December 31, 2009.

/s/ MCGLADREY & PULLEN, LLP
Champaign, Illinois March 29, 2010

McGladrey & Pullen LLP is a member firm of RSM International—

an affiliation of separate and independent legal entities.